Exhibit 99.1

ITUS Corporation Forms Alliance with Serametrix Corporation

SAN JOSE, CA – March 5, 2018: ITUS Corporation (NASDAQ: ITUS) today announced that ITUS and Serametrix Corporation have signed an agreement to bring the power of Cchek™, ITUS’s proprietary, AI-driven liquid biopsy cancer diagnostic technology to Serametrix’s substantial expertise in immune monitoring assays.  Serametrix flow cytometry and related data analysis services are already widely used in immunotherapy drug trials.

Dr. Amit Kumar, ITUS's Chairman and CEO, stated, "There is potential for tremendous synergy from the complementary expertise of ITUS and Serametrix.  We believe that the additional capabilities provided by the Serametrix alliance will allow ITUS Corporation to expand the commercial opportunities of Cchek™.  Also, we believe that the application of our artificial intelligence expertise to Serametrix’s flow cytometry immuno-profiling services will allow Serametrix to offer unique and superior capabilities unavailable to other laboratories.”  Dr. Kumar continued, “As we develop our early cancer detection diagnostic, we expect this collaboration will create additional exposure of our technology to potential corporate partners.”

Henry Hepburne-Scott, VP of Business Development of Serametrix, said, “We are delighted to enter into this agreement with ITUS as our respective technologies and capabilities are highly complementary.  In particular, we believe that the application of ITUS artificial intelligence will add value to our unique and proprietary MDSC monitoring technology and we are looking forward to exploring novel opportunities with our extensive network of academic and commercial partners.”

Serametrix Corporation

Serametrix provides solutions to the problem of monitoring immune response to immunotherapies in clinical trial cancer patients.  In partnership with the Ludwig Institute for Cancer Research (LICR) and other leading institutes Serametrix has developed a suite of immunoassays that monitor anti-tumor immunity in patients enrolled into clinical trials for novel cancer therapies.  Serametrix is part owned by the LICR.

ITUS Corporation

ITUS, a cancer-focused biotechnology company, is harnessing the body’s immune system in the fight against cancer.  Its wholly owned subsidiary, Anixa Diagnostics Corporation, is developing the Cchek™ platform, a series of non-invasive blood tests for the early detection of solid tumor based cancers, which is based on the body's immunological response to the presence of a malignancy.  Its majority owned subsidiary, Certainty Therapeutics, Inc., is developing CAR-T based immuno-therapy drugs which genetically engineer a patient's own immune cells to fight cancer.  ITUS also continually examines emerging technologies in complementary or related fields for further development and commercialization.  Additional information is available at www.ITUScorp.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS Corporation's current expectations concerning future events and results. We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A - Risk Factors" and other sections of our most recent Annual Report on Form 10-K as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

ITUS Corporation: FOCUSED ON INNOVATION™

Company contact:

Mike Catelani

(408) 708-9808

MCatelani@ITUScorp.com